News Release

Wednesday, January 26, 2005

Gannett Co., Inc. Reports Fourth Quarter and Full-Year Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2004 fourth quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.47 versus $1.31 per share for the fourth quarter of 2003. For the full year 2004, diluted earnings per share, on a GAAP basis, were $4.92, compared with $4.46 for 2003, a new record.

Total operating revenues for the company increased 7.7 percent to $1.96 billion in the quarter from $1.82 billion in the similar interval in 2003. Net income increased 5.6 percent to $378.1 million in the fourth quarter of 2004 versus $358.0 million in the same quarter of last year. Operating cash flow (defined as operating income plus depreciation and amortization) rose 5.7 percent to $673.2 million from $637.1 million in the year earlier quarter.

For the full year, operating revenues increased 10.0 percent to $7.4 billion. Net income rose 8.7 percent to a record $1.32 billion from $1.21 billion in 2003 for the year. Operating cash flow advanced 8.1 percent to $2.4 billion from $2.2 billion in 2003.

Average diluted shares outstanding in the fourth quarter totaled 257,673,000 compared with 274,257,000 in 2003's fourth quarter. Average diluted shares outstanding for all of 2004 were 267,590,000 versus 271,872,000 in 2003. Approximately 3.5 million shares were repurchased during the quarter and a total of approximately 20 million for the year.

Commenting on the company's performance, Douglas H. McCorkindale, Chairman, President and CEO said: "Gannett's industry leading revenue performance helped us achieve record operating results for all of 2004, despite an uneven advertising environment. Our results in the fourth quarter reflected strong revenue growth in our broadcasting segment driven by significant levels of politically-related advertising. We also reported solid revenue growth in the newspaper segment due, in part, to higher demand for local and classified advertising. In the UK, Newsquest again posted improved results which also benefited from a favorable exchange rate. However, higher newsprint expense and certain employee benefit costs tempered the company's results. "

NEWSPAPERS

Newspaper results in the quarter include Clipper Magazine, Inc. (acquired in October 2003), and NurseWeek (acquired in February 2004). Operating revenues were $1.7 billion for the quarter, a 6.4 percent increase from the fourth quarter of 2003. Assuming Gannett had owned the same group of newspapers in both the fourth quarter of 2004 and 2003, advertising revenues would have risen 5.5 percent. On a comparable basis, local advertising revenues were 5.2 percent higher, classified increased 8.7 percent and national ad revenues were unchanged. Newspaper ad volume declined 1.2 percent. Total newspaper segment operating cash flow increased 1.8 percent to $553.8 million in the fourth quarter, versus $544.2 million in the same quarter of 2003. Reported newsprint expense increased 7.5 percent in the quarter, reflecting higher prices but lower usage.

At USA TODAY, advertising revenues declined 5.3 percent in the fourth quarter. Paid advertising pages totaled 1,315 compared with 1,580 in the same quarter of 2003. For the full year, USA TODAY's advertising revenues increased 6.6 percent and paid pages totaled 4,763, a 3.2 percent decline.

BROADCASTING

Broadcasting segment results in the quarter include Captivate Network Inc., acquired in April 2004. Broadcasting revenues totaled $233.4 million for the quarter, an 18.7 percent increase from the fourth quarter in 2003. Broadcasting operating cash flow increased 27.0 percent to $132.6 million from $104.4 million in the year ago quarter.

Excluding Captivate, in the fourth quarter of 2004, television operating cash flow rose 27.3 percent and revenues increased 16.2 percent. The television group's performance reflected strong demand for politically-related advertising in the fall.

NON-OPERATING ITEMS

Interest expense for the fourth quarter was $41.0 million compared to $33.0 million in the same quarter of 2003, a 24.5 percent increase. The increase is attributable to both higher short-term interest rates, and debt outstanding related to share repurchase activity. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments in part offset by currency gains and investment income.

At the end of the year, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In December, Gannett's consolidated domestic Internet audience share was 18.1 million unique visitors reaching about 12 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracts more than 29.7 million monthly page impressions from more than 3.1 million unique users.

All references in this release to "comparable" revenue results and "operating cash flow" are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company's results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-283-6901 and international callers should dial 1-719-955-1564 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 338438. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 1-719-457-0820. The confirmation code for the replay is 338438. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 101 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns more than 600 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeffrey Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

#            #           #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended          % Inc
                            Dec. 26, 2004    Dec. 28, 2003       (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,299,583    $   1,208,777        7.5
Newspaper circulation             314,500          307,003        2.4
Broadcasting                      233,395          196,679       18.7
Other                             114,934          109,845        4.6
                            -------------    -------------     ------
Total                           1,962,412        1,822,304        7.7
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                     983,086          911,087        7.9
Selling, general and
 administrative expenses,
 exclusive of depreciation        306,125          274,161       11.7
Depreciation                       56,604           55,502        2.0
Amortization of intangible
 assets                             3,324            2,133       55.8
                            -------------    -------------     ------
Total                           1,349,139        1,242,883        8.5
                            -------------    -------------     ------
Operating income                  613,273          579,421        5.8
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (41,043)         (32,971)      24.5
Other                                (993)          (2,612)     (62.0)
                            -------------    -------------     ------
Total                             (42,036)         (35,583)      18.1
                            -------------    -------------     ------

Income before income taxes        571,237          543,838        5.0
Provision for income taxes        193,100          185,800        3.9
                            -------------    -------------     ------
Net income                  $     378,137    $     358,038        5.6
                            =============    =============     ======

Net income per share-basic          $1.48            $1.32       12.1
                                    =====            =====     ======
Net income per share-diluted        $1.47            $1.31       12.2
                                    =====            =====     ======
Dividends per share                 $0.27            $0.25        8.0
                                    =====            =====     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Fifty-two weeks ended       % Inc
                            Dec. 26, 2004    Dec. 28, 2003     (Dec)
Net Operating Revenues:
Newspaper advertising       $   4,912,603    $   4,397,244       11.7
Newspaper circulation           1,238,097        1,212,891        2.1
Broadcasting                      821,543          719,884       14.1
Other                             409,040          381,096        7.3
                            -------------    -------------     ------
Total                           7,381,283        6,711,115       10.0
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   3,821,435        3,453,769       10.6
Selling, general and
 administrative expenses,
 exclusive of depreciation      1,168,148        1,044,796       11.8
Depreciation                      232,387          223,261        4.1
Amortization of intangible
 assets                            11,634            8,271       40.7
                            -------------    -------------     ------
Total                           5,233,604        4,730,097       10.6
                            -------------    -------------     ------
Operating income                2,147,679        1,981,018        8.4
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                 (140,647)        (139,271)       1.0
Other                             (11,646)          (1,434)       ***
                            -------------    -------------     ------
Total                            (152,293)        (140,705)       8.2
                            -------------    -------------     ------

Income before income taxes      1,995,386        1,840,313        8.4
Provision for income taxes        678,200          629,100        7.8
                            -------------    -------------     ------
Net income                  $   1,317,186    $   1,211,213        8.7
                            =============    =============     ======

Net income per share-basic          $4.98            $4.49       10.9
                                    =====            =====     ======
Net income per share-diluted        $4.92            $4.46       10.3
                                    =====            =====     ======
Dividends per share                 $1.04            $0.98        6.1
                                    =====            =====     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended          % Inc
                            Dec. 26, 2004    Dec. 28, 2003       (Dec)

Net Operating Revenues:
Newspaper publishing        $   1,729,017    $   1,625,625        6.4
Broadcasting                      233,395          196,679       18.7
                            -------------    -------------     ------
Total                       $   1,962,412    $   1,822,304        7.7
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     504,992    $     496,863        1.6
Broadcasting                      125,264           97,890       28.0
Corporate                         (16,983)         (15,332)     (10.8)
                            -------------    -------------     ------
Total                       $     613,273    $     579,421        5.8
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      48,801    $      47,386        3.0
Broadcasting                        7,370            6,537       12.7
Corporate                           3,757            3,712        1.2
                            -------------    -------------     ------
Total                       $      59,928    $      57,635        4.0
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $     553,793    $     544,249        1.8
Broadcasting                      132,634          104,427       27.0
Corporate                         (13,226)         (11,620)     (13.8)
                            -------------    -------------     ------
Total                       $     673,201    $     637,056        5.7
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Fifty-two weeks ended         % Inc
                            Dec. 26, 2004    Dec. 28, 2003       (Dec)

Net Operating Revenues:
Newspaper publishing        $   6,559,740    $   5,991,231        9.5
Broadcasting                      821,543          719,884       14.1
                            -------------    -------------     ------
Total                       $   7,381,283    $   6,711,115       10.0
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $   1,813,814    $   1,713,163        5.9
Broadcasting                      400,743          330,054       21.4
Corporate                         (66,878)         (62,199)      (7.5)
                            -------------    -------------     ------
Total                       $   2,147,679    $   1,981,018        8.4
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     199,108    $     189,805        4.9
Broadcasting                       29,341           26,394       11.2
Corporate                          15,572           15,333        1.6
                            -------------    -------------     ------
Total                       $     244,021    $     231,532        5.4
                            =============    =============     ======
Operating Cash Flow:
Newspaper publishing        $   2,012,922    $   1,902,968        5.8
Broadcasting                      430,084          356,448       20.7
Corporate                         (51,306)         (46,866)      (9.5)
                            -------------    -------------     ------
Total                       $   2,391,700    $   2,212,550        8.1
                            =============    =============     ======

Broadcasting includes results from the company's 21 television stations and
Captivate Network, Inc. Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers. Captivate was acquired in early April 2004.

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of
Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen weeks ended Dec. 26, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------
Operating
 cash flow        $  553,793   $  132,634   $ (13,226)  $    673,201
Less:
Depreciation         (45,640)      (7,207)     (3,757)       (56,604)
Amortization          (3,161)        (163)         -          (3,324)
                  ----------   ----------   ---------   ------------
Operating Income  $  504,992   $  125,264   $ (16,983)  $    613,273
                  ==========   ==========   =========   ============

Thirteen weeks ended Dec. 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------
Operating
 cash flow        $  544,249   $  104,427   $ (11,620)  $    637,056
Less:
Depreciation         (45,253)      (6,537)     (3,712)       (55,502)
Amortization          (2,133)          -           -          (2,133)
                  ----------   ----------   ---------   ------------
Operating Income  $  496,863   $   97,890   $ (15,332)  $    579,421
                  ==========   ==========   =========   ============

Fifty-two weeks ended Dec. 26, 2004

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------
Operating
 cash flow        $2,012,922   $  430,084   $ (51,306)  $  2,391,700
Less:
Depreciation        (187,949)     (28,866)    (15,572)      (232,387)
Amortization         (11,159)        (475)        -          (11,634)
                  ----------   ----------   ---------   ------------
Operating Income  $1,813,814   $  400,743   $ (66,878)  $  2,147,679
                  ==========   ==========   =========   ============

Fifty-two weeks ended Dec. 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Broadcasting Corporate      Total
                  ----------   ----------   ---------   ------------
Operating
 cash flow        $1,902,968   $  356,448   $ (46,866)  $  2,212,550
Less:
Depreciation        (181,534)     (26,394)    (15,333)      (223,261)
Amortization          (8,271)        -           -            (8,271)
                  ----------   ----------   ---------   ------------
Operating Income  $1,713,163   $  330,054   $ (62,199)  $  1,981,018
                  ==========   ==========   =========   ============